EXHIBIT 99.1

Independent Auditors’ Report

Board of Directors
Fastener Distribution and Marketing Company, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Fastener Distribution and Marketing Company, Inc. and its subsidiaries (the “Company”) as of June 30, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12, the Company entered into a letter of intent to sell substantially all of the Company’s assets for an agreed-upon amount that was below the Company’s book value. A resulting goodwill impairment was recognized in 2011 as discussed in Note 2.

/s/ ParenteBeard LLC

Reading, Pennsylvania
May 3, 2012

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries
Consolidated Balance Sheet
June 30, 2011 and 2010

	2011	2010

Assets

Current Assets
Accounts receivable, less allowance for uncollectible
accounts $9,812	$2,219,306	$1,760,958
Inventories, net	7,631,809	7,129,631
Deferred taxes	558,434	399,904
Prepaids and other current assets	156,677	269,110

Total current assets	10,566,226	9,559,603

Property and Equipment, Net	66,877	86,353

Goodwill	—	5,399,036

Deferred Taxes	796,182	—

Other Assets	6,825	6,825

Total assets	$11,436,110	$15,051,817

Liabilities and Stockholders' Equity

Current Liabilities
Revolving line of credit	$4,107,487	$3,527,538
Current portion of long-term debt	150,000	150,000
Current obligation under capital leases	—	9,116
Accounts payable and accrued expenses	2,061,168	1,903,310

Total current liabilities	6,318,655	5,589,964

Long-Term Debt, Net of Current Portion	100,000	250,000

Obligations Under Capital Leases, Net of Current Portion	—	1,222

Deferred Taxes	—	1,202,199

Total liabilities	6,418,655	7,043,385

Stockholders' Equity
Senior preferred stock, $0.001 par value; authorized
3,000,000 shares; issued and outstanding 2011
1,345,664 shares; 2010 1,245,985 shares	1,345	1,246
Series B common stock, $0.001 par value; authorized
4,000,000 shares; issued and outstanding 3,199,277 shares	3,199	3,199
Paid-in capital	5,654,152	5,554,572
Accumulated (deficit) earnings	(641,241)	2,449,415

Total stockholders' equity	5,017,455	8,008,432

Total liabilities and stockholders' equity	$11,436,110	$15,051,817

 See notes to consolidated financial statements

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries
Consolidated Statement of Operations
Years Ended June 30, 2011 and 2010

	2011	2010

Net Sales	$19,622,776	$17,988,293

Cost of Goods Sold	14,775,541	12,827,533

Gross profit	4,847,235	5,160,760

Selling, General, and Administrative Expenses	(4,278,172)	(4,009,482)

Depreciation and Amortization	(31,596)	(53,363)

Income from operations	537,467	1,097,915

Goodwill Impairment	(5,399,036)	—

Interest Expense	(173,331)	(156,513)

(Loss) income before income taxes	(5,034,900)	941,402

Income Tax Benefit (Expense)	2,043,923	(509,761)

Net (loss) income	$(2,990,977)	$431,641

 See notes to consolidated financial statements

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity
Years Ended June 30, 2011 and 2010

	Senior Preferred Stock	Series B Common Stock	Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity

Balance, June 30, 2009	$1,379	$3,199	$5,688,069	$2,134,144	$7,826,791

Preferred stock redemption	(250)	—	(249,750)	—	(250,000)
Issuance of preferred stock, through preferred
stock dividends	117	—	116,253	(116,370)	—
Net income	—	—	—	431,641	431,641

Balance, June 30, 2010	1,246	3,199	5,554,572	2,449,415	8,008,432

Issuance of preferred stock, through preferred
stock dividends	99	—	99,580	(99,679)	—
Net loss	—	—	—	(2,990,977)	(2,990,977)

Balance, June 30, 2011	$1,345	$3,199	$5,654,152	$(641,241)	$5,017,455

 See notes to consolidated financial statements

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Years Ended June 30, 2011 and 2010

	2011	2010

Cash Flows from Operating Activities
Net (loss) income	$(2,990,977)	$431,641
Adjustments to reconcile net (loss) income to net cash
used in operating activities:
Depreciation	31,596	49,282
Amortization	—	4,081
Goodwill impairment	5,399,036	—
Deferred income tax (benefit) provision	(2,156,911)	302,692
Loss on disposal of property and equipment	—	764
Reserve for obsolete inventory	176,171	—
(Increase) decrease in assets:
Accounts receivable	(458,348)	(347,800)
Inventories	(678,349)	(1,259,673)
Prepaids and other current assets	112,433	(21,311)
Increase in liabilities:
Accounts payable and accrued expenses	157,858	674,634

Net cash used in operating activities	(407,491)	(165,690)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(12,120)	(12,275)

Cash Flows from Financing Activities
Net borrowings under revolving line of credit	579,949	590,986
Payments on long-term debt and capital lease obligations	(160,338)	(163,021)
Preferred stock redemption	—	(250,000)

Net cash provided by financing activities	419,611	177,965

Change in cash and cash equivalents	—	—

Cash and Cash Equivalents, Beginning	—	—

Cash and Cash Equivalents, Ending	$—	$—

Supplementary Cash Flows Information
Interest paid	$174,350	$156,513

Income taxes paid	$161,067	$479,342

Supplementary Schedule of Noncash Investing Activities
Transfer of vehicle capital lease at carrying cost	$—	$(14,999)

See notes to consolidated financial statements

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

1.	Organization and Business

Fastener Distribution and Marketing Company, Inc. (Company) was incorporated in April 2000 for the purpose of acquiring and operating companies within the fastener distribution industry. The Company has a fiscal year-end of June 30. On July 3, 2000, the Company commenced operations when it completed the acquisition of certain businesses. Through the Company’s wholly-owned subsidiaries, the Company sells specialty and commodity fasteners and industrial supplies to government agencies and original equipment manufacturers that use the Company’s products principally in the military, aerospace, commercial/industrial, heavy truck, and automotive industries. The Company also provides a range of logistics support, quality assurance, component kit production and delivery, and electronic data interchange applications.

2.	Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Aero-Missile Components, Inc. (AMCI), and Creative Assembly Systems, Inc. (CASI). All significant intercompany accounts and transactions have been eliminated in consolidation.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of June 30, 2011 for items that should potentially be recognized or disclosed in these consolidated financial statements. The evaluation was conducted through May 3, 2012, the date these consolidated financial statements were available to be issued.

Accounts Receivable

Accounts receivable are stated at outstanding balances, less an allowance for uncollectible accounts. The allowance for uncollectible accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to income. The allowance for uncollectible accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, agings of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change.

Inventories

Inventories, which consist of purchased finished goods, are stated at the lower of cost or market, using the weighted average cost method. The Company maintains a reserve for obsolete and slow moving inventory items when determined necessary by the Company.

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Leasehold improvements are depreciated over the shorter of the lives of the related leases or the asset lives. Expenditures for maintenance and repairs are charged to expense as incurred.

Goodwill

Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 350, “Intangibles - Goodwill and Other,” requires annual testing to evaluate the recoverability of goodwill carried in the Company’s consolidated balance sheet. The Company uses current and projected earnings and cash flows to determine the fair market value of each reporting unit. Based on the Company’s decision to enter into an agreement in 2012 (See note 12) to sell substantially all of the Company’s assets for an agreed upon amount that is less than the Company’s book value, the June 30, 2011 annual goodwill impairment testing and evaluation resulted in a full goodwill impairment loss of $5,399,036 for the year ended June 30, 2011. The potential sale of the Company between the two willing parties was determined to be the best indicator of the fair value of the Company. The annual testing previously indicated that there was no impairment of goodwill for the fiscal year ended June 30, 2010.

Long-Lived Assets

The Company evaluates long-lived assets and intangible assets with definite lives for impairment in accordance with FASB ASC 360, “Property, Plant and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. No long-lived assets or intangibles, excluding goodwill, were deemed to be impaired at June 30, 2011 and 2010.

Advertising Costs

It is the Company’s policy to expense advertising costs as incurred. Total advertising expense for the years ended June 30, 2011 and 2010 was $15,819 and $23,002, respectively.

Revenue Recognition and Shipping and Handling Costs

The Company recognizes revenues when products are shipped. Shipping and handling costs of $66,864 and $59,605 are included in selling, general, and administrative expenses in the accompanying consolidated statement of operations for the years ended June 30, 2011 and 2010, respectively.

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (ASC 740), which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between book and tax basis on recorded assets and liabilities. ASC 740 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be recognized.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Income tax expense is the tax payable or refundable for the year plus or minus the change for the year in deferred tax assets and liabilities.

On July 1, 2009, the Company adopted the accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

In accordance with ASC 740, the Company evaluates tax positions to determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit in the financial statements. If the more likely than not threshold is not met in the period for which a tax position is taken, the Company may subsequently recognize the benefit of that tax position if the tax matter is effectively settled, the statute of limitations expires, or if the more likely than not threshold is met in a subsequent period.

The Company is subject to federal income tax and state income taxes in Pennsylvania, Alabama, Minnesota and Ohio. The Company is no longer subject to examination by federal authorities for tax years ending before 2008 and is no longer subject to examination by Pennsylvania and Minnesota taxing authorities for tax years ending before 2008 and Alabama and Ohio taxing authorities for tax years ending before 2009.

Accounting for Stock-Based Compensation

The Company accounts for stock options in accordance with FASB ASC 718, “Share-Based Payment.” This statement requires an entity to recognize the cost of employee services received in share-based payment transactions and measure the cost on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of goodwill impairment, the valuation of deferred tax assets, and the calculation of the income tax provision.

Certain Concentrations

Each of the Company’s subsidiaries has certain concentrations in its customer base. Approximately 26% and 42% of the Company’s net sales in fiscal 2011 and 2010, respectively, were to the federal government of the United States of America (U.S. Government). At June 30, 2011 and 2010, the Company had receivables of approximately $208,000 and $552,000, respectively, due from the U.S. Government. An additional 12% and 13% of the Company’s net sales in fiscal 2011 and 2010 were concentrated with one and two other customers with accounts receivable of approximately $421,000 and $173,000 at June 30, 2011 and 2010, respectively.

3.	Inventories

Inventory consists of the following at June 30, 2011 and 2010:

	2011	2010

Finished goods	$9,407,663	$8,729,314
Obsolescence allowance	(1,755,854)	(1,559,683)

Total	$7,631,809	$7,129,631

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

4.	Property and Equipment

Property and equipment consist of the following at June 30, 2011 and 2010:

	2011	2010

Furniture and fixtures	$360,926	$359,165
Computer equipment	424,054	419,544
Vehicles	28,563	28,563
Machinery and equipment	80,020	74,170
Leasehold improvements	28,128	28,128

	921,691	909,570

Accumulated depreciation	(854,814)	(823,217)

Net	$66,877	$86,353

5.	Fair Value Measurements

FASB ASC Topic 820 includes a fair value hierarchy that is intended to increase consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities

Level 2 – Inputs are quoted prices for similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.

Level 3 – Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

The goodwill impairment charge of $5,399,036 (see Note 2) recognized in the year ending
June 30, 2011 was based on valuation techniques for which one or more of the significant inputs or value drivers was unobservable (level 3).

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

6.	Revolving Line of Credit and Long-Term Debt

Credit Agreement and Revolving Line of Credit

In February 2008, the Company amended the credit agreement. The amended agreement, among other things, increased the senior secured promissory term note to $750,000 and the availability on the revolving line of credit to $4,500,000. The loan proceeds were used to pay down trade accounts payable and to redeem senior preferred stock. The term note is being repaid in monthly principal payments of $12,500 plus interest, accruing interest per annum at the prime rate plus 75 basis points (4.0% at June 30, 2011). All remaining outstanding principal and interest becomes payable February 1, 2013.

Aggregate annual maturities of the senior secured promissory note are as follows at June 30, 2011:

2012	$150,000
2013	$100,000

Total	$250,000

Availability on the line of credit, at any given time, is determined by the levels of the Company’s eligible accounts receivable and inventories. The line allows the Company to issue letters of credit up to a maximum of $1.5 million outstanding at any one time. Outstanding balances under the revolving line of credit accrue interest at the annual rate equal to the prime rate plus 75 basis points (4.0% at June 30, 2011). At June 30, 2011 and 2010, the Company had an outstanding balance of $4,107,487 and $3,527,538 on the revolving line of credit and borrowing availability of $392,513 and $972,462, respectively.

Cash is held on deposit with the counterparty to the line of credit throughout the year. In the normal course of business, the Company may at times have deposits which exceed the insured limits.

In November of 2011, the Company amended the credit agreement to increase the revolving line of credit availability to a maximum amount of $5 million, which expires September 30, 2012.

The credit agreement requires the Company, among other things, to maintain certain financial and nonfinancial covenants. Certain financial and nonfinancial covenants were waived for the year ended June 30, 2011. The credit agreement is collateralized by substantially all of the assets of the Company and its subsidiaries, as well as the equity of the Company’s subsidiaries. The credit agreement is senior, in priority of payments, to all other obligations of the Company.

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

Capital Leases

The Company has entered into capital lease agreements for computer equipment, vehicles, and machinery and equipment.

The following is an analysis of leased property under capital leases by major classes:

2011	2010

Computer equipment	$73,989	$73,989
Vehicles	23,628	23,652
Machinery and equipment	9,478	9,478
Accumulated amortization	(107,095)	(96,781)

Net	$—	$10,338

Long-term debt consists of the following at June 30, 2011 and 2010:

2011	2010

Senior secured promissory note	$250,000	$400,000
Capital lease	—	10,338

	250,000	410,338

Current portion	(150,000)	(159,116)

Long-term portion	$100,000	$251,222

The long-term portion of the capital lease obligation of $1,222 as of June 30, 2010 was paid in full during 2011.

7.	Employee Benefits

The Company sponsors a defined contribution employee retirement savings 401(k) plan. Employees over the age of 18 with over 12 months of experience with the Company are eligible to participate. During fiscal 2011 and 2010, the Company did not make any contributions to the plan.

Effective July 1, 2006, the Company established an Employee Stock Ownership Plan and Trust (the Plan) for the purpose of recognizing and rewarding the contributions made by its employees. The Plan is designed to invest its assets primarily in the common stock of the Company and is intended to constitute a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code. Employees eligible to participate in the Plan are those who have attained the age of 21 and have completed a year of service as of the effective date of the Plan. Vesting is determined based on years of service with 100% vesting achieved after completing six years of employment eligibility. No contributions have been made to the Plan as of June 30, 2011.

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

8.	Stockholders’ Equity

The Company has authorized 3,000,000 shares of Senior Preferred Stock with a $0.001 par value. The Senior Preferred Stock ranks senior to all other classes of the Company’s stock, and provides for an 8% annual dividend in kind beginning on December 31, 2005. 1,000,000 shares became redeemable on or subsequent to January 31, 2008 and 1,250,000 shares became redeemable on or subsequent to January 31, 2009 at a redemption price of $1.00 per share upon shareholder notification. On March 31, 2008, the Company redeemed 1,000,000 shares of the senior preferred stock and paid accrued stock dividends in the amount of $259,720. Additionally, during 2008, the Company issued 305,200 shares in the form of preferred stock dividends including the reclassification of preferred stock dividends payable at June 30, 2007 of $190,000. During the year ended June 30, 2011 and 2010, the Company redeemed -0- and 250,000 shares, respectively, of the senior preferred stock and declared a $99,679 and $116,369, respectively, preferred stock dividend. The shares issued in the form of preferred stock dividends are also redeemable.

9.	Stock Option Plan

On July 3, 2000, the Company adopted the 2000 Stock Plan (Stock Plan). The Stock Plan provides for the issuance of incentive stock options (ISO’s) to employees of the Company at a minimum exercise price of $0.50 per share. The Stock Plan is administered by the Compensation and Audit Committee of the board of directors.

On June 30, 2004, there were 1,041,328 shares of common stock reserved to be issued under the Stock Plan with 354,473 options granted at exercise prices ranging from $0.85 to $1.00 per share. On February 7, 2005, in connection with the Restructuring Agreement, the Stock Plan was amended to convert the granted options to 26,585 options to acquire shares of Series B common stock and an additional 475,214 shares of Series B common stock were reserved for future grants. In accordance with the Restructuring Agreement, exercise prices were adjusted to a 0.075 conversion rate.

A summary of the Company’s stock option activity and related information follows for the years ended June 30:

	2011		2010
		Weighted-		Weighted-
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

Outstanding at beginning of year	500,000	$0.56	314,999	$0.63
Granted	—	—	185,001	0.39
Forfeited	(115,000)	0.25	—	—

Outstanding at end of year	385,000	0.66	500,000	0.56

Exercisable at end of year	241,250	0.80	260,000	0.61

Shares available for grants	—		—

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Options that were granted to employees vest in installments over a period of four years from the date of grant. Compensation expense is not significant over the life of the options or for the years ended June 30, 2011 and 2010.

Information regarding options outstanding and exercisable as of June 30, 2011 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Options Outstanding	Average Remaining Term in Years	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price

$0.90	260,000	1.08	$0.90	210,000	$0.90
$0.25	-	-	0.25	-	0.25
$0.15	125,000	3.00	0.15	31,250	0.15

Total	385,000	1.70	$0.66	241,250	$0.80

Information regarding options outstanding and exercisable as of 2010 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Options Outstanding	Average Remaining Term in Years	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price

$0.90	260,000	2.08	$0.90	145,000	$0.90
$0.25	115,000	-	0.25	115,000	0.25
$0.15	125,000	4.00	0.15	-	0.15

Total	500,000	2.08	$0.56	260,000	$0.61

10.	Income Taxes

Income tax (benefit) expense for the fiscal years ended 2011 and 2010 consisted of the following:

	2011	2010
Current	$112,988	$207,069
Deferred	(2,156,911)	302,692

Total	$(2,043,923)	$509,761

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate (34%) to pre-tax income primarily due to the effect of state income taxes and the effect of certain adjustments made to the deferred tax provision in 2010 with no offsetting adjustment to the current provision.

At June 30, 2011 and 2010, the Company had state net operating loss carryforwards of approximately $2,700,000 and $2,770,000, respectively, which will expire through 2030, if not utilized.

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Fastener Distribution and Marketing Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2011 and 2010

The components of the deferred tax accounts as of June 30, 2011 and 2010 are as follows:

2011	2010

Current deferred tax assets (liabilities):
Other temporary differences	$(370,593)	$(370,593)
Accruals and reserves not currently deductible	147,882	36,486
Prepaid expenses	(49,362)	(91,302)
Inventory reserves	830,507	825,313

Total current deferred tax assets	558,434	399,904

Long-term deferred tax assets (liabilities):
Amortization	645,274	(1,349,960)
Net operating losses	170,706	174,592
Property and equipment	(19,798)	(26,831)

Total long-term deferred tax assets (liabilities)	796,182	(1,202,199)

Net deferred tax asset (liability)	$1,354,616	$(802,295)

11.	Commitments and Contingencies

The Company is obligated under certain non-cancelable operating leases for office and warehouse space with original terms ranging from three to five years. Substantially all leases contain renewal provisions. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases. Rental expense under these leases was $245,542 and $253,251 in fiscal 2011 and 2010, respectively. Future minimum lease payments under these leases are as follows:

2012	$186,408
2013	62,781

$249,189

The Company is subject to the possibility of claims and lawsuits arising in the normal course of business. In the opinion of management, the Company’s liability, if any, under existing claims, asserted or unasserted, would not have a material adverse effect on the Company’s consolidated financial position or results of operations.

12.	Subsequent Events

In March of 2012, the Company entered into a letter of intent to sell substantially all of the Company’s assets for an agreed upon amount that was below the Company’s book value. A resulting goodwill impairment loss was recognized in 2011 as discussed in Note 2.

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